SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 30, 2008
Capstead Mortgage Corporation
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-08896 (Commission File Number)	75-2027937 (I.R.S. Employer Identification Number)

8401 North Central Expressway Suite 800 Dallas, Texas (Address of principal executive offices)	75225 (Zip Code)
Registrant’s telephone number, including area code: (214) 874-2323
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On May 30, 2008, Capstead Mortgage Corporation (the “Company”) filed Articles of Amendment of its Articles of Incorporation with the State Department of Assessments and Taxation of Maryland to increase the number of authorized shares of the Company’s common stock, $0.01 par value per share, from 100 million to 250 million shares. The board of directors of the Company proposed the amendment and declared it advisable in a meeting held on February 7, 2008, and the Company’s stockholders approved the amendment at the Company’s 2008 Annual Meeting of Stockholders held on May 1, 2008. The Articles of Amendment became effective upon their acceptance by the State Department of Assessments and Taxation of Maryland on May 30, 2008.
          A copy of the Articles of Amendment are attached as Exhibit 3.1 to this Form 8-K and are incorporated herein by reference in their entirety.

Item 9.01.	Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Description

3.1	Articles of Amendment of Articles of Incorporation of Capstead Mortgage Corporation dated as of May 29, 2008.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 3, 2008

CAPSTEAD MORTGAGE CORPORATION
By:	/s/ Phillip A. Reinsch
Phillip A. Reinsch
Executive Vice President, Chief Financial Officer and Secretary